                                                                     Exhibit 5.1
                                                                     -----------

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811

                                                               JOHN ARNOT WILSON
                                                                     RETIRED


                                 July 30, 1998


Artisan Components, Inc.
1195 Bordeaux Drive
Sunnyvale, CA  94089

     RE:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 30, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for an aggregate of 4,113,637 shares of your Common Stock under the 1993 Stock Option Plan, the 1997 Employee Stock Purchase Plan, and the 1997 Director Option Plan. Such shares of Common Stock are referred to herein as the "Shares", and such plans and compensation agreements are referred to herein as the "Plans". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                               Very truly yours,

                               WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation

                               /s/ Wilson Sonsini Goodrich & Rosati